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                                                                    Exhibit 99.2

                              MOBIFON HOLDINGS B.V.

                                OFFER TO EXCHANGE
                 SERIES B 12.50% SENIOR NOTES DUE JULY 31, 2010
                           WHICH HAVE BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                           FOR ANY AND ALL OUTSTANDING
                 SERIES A 12.50% SENIOR NOTES DUE JULY 31, 2010
                              (CUSIP NO. 607054AA1)

To Our Clients:

     Enclosed for your consideration is a Prospectus, dated August   , 2003 (the
"Prospectus"), of MobiFon Holdings B.V., incorporated in the Netherlands (the "Company"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Registered Exchange Offer") Series B 12.50% Senior Notes due July 31, 2010 (the "New Notes") which have been registered under the Securities Act of 1933, as amended, for any and all outstanding Series A 12.50% Senior Notes due July 31, 2010 (the "Notes"), upon the terms and subject to the conditions described in the Prospectus. The Registered Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement dated June 27, 2003, among the Company and the Bank of Nova Scotia Trust Company of New York on behalf of holders described therein (the "Registration Rights Agreement").

     The CUSIP number for the Notes is 607054AA1. This material is being forwarded to you as the beneficial owner of the Notes carried by us in your account but not registered in your name. A tender of such Notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Notes on your behalf in accordance with the provisions of the Registered Exchange Offer. The Registered Exchange Offer will expire at 5:00 p.m., New York City time, on September , 2003 (the "Expiration Date") (30 calendar days following the commencement of the Registered Exchange Offer), unless extended by the Company. Any Notes tendered pursuant to the Registered Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

     Your attention is directed to the following:

     1. The Registered Exchange Offer is for any and all Notes.

     2. The Registered Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "This Exchange Offer--Conditions to this exchange offer."

     3. Any transfer taxes incident to the transfer of Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

     4. The Registered Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date unless extended by the Company.

     If you wish to have us tender your Notes, please so instruct us by executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Notes.


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           INSTRUCTIONS WITH RESPECT TO THE REGISTERED EXCHANGE OFFER

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     The undersigned acknowledge(s) receipt of your letter enclosing the
Prospectus, dated August ,2003, of the Company, and the related specimen Letter of Transmittal.

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     This will instruct you to tender the number of Notes indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1 [ ]   Please tender my Notes held by you for my account. If I do not wish to tender all of the Notes held by you, I have identified on a signed schedule attached hereto the number of Notes I do not wish tendered.

Box 2 [ ]   Please do not tender any Notes held by you for my account.
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

Date ___________, 2003

                                                ________________________________
                                                SIGNATURE(S)

                                                ________________________________

                                                ________________________________
                                                PLEASE PRINT NAME(S) HERE

                                                ________________________________
                                                AREA CODE AND TELEPHONE NO.
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             UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE
                 SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL
              CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL NOTES.